Exhibit 16.1

K W C O, P C

(Formerly Killman, Murrell & Company, P.C.)

Certified Public Accountants

1931 East 37th Street, Suite 7	2626 Royal Circle
Odessa, Texas 79762	Kingwood, Texas 77339
(432) 363-0067	(281) 359-7224
Fax (432) 363-0376	Fax (281) 359-7112

June 8, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: Bayou City Exploration, Inc.

Dear Sir or Madame:

We have read the comments in Item 4.01 for Form 8-K of Bayou City Exploration, Inc. dated June 7, 2012 and are in agreement with those statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ KWCO,PC

KWCO, PC